Exhibit 10.55
AGREEMENT

AGREEMENT (this “Agreement”) dated as of March 15, 2006 by and among Solomon Technologies, Inc., a Delaware corporation (the “Company”), Woodlaken LLC (“Woodlaken”), Jezebel Management Corporation (“Jezebel”), Pinetree (Barbados) Inc. (“Pinetree”) and Coady Family LLC (“Coady”, and, together with Woodlaken, Jezebel and Pinetree, the “Investors”).

WITNESSETH:
WHEREAS, the Company has sold $950,000 aggregate principal amount of Senior Secured Promissory Notes to the Investors in the amounts set forth on Schedule 1 (the “Existing Notes”);

WHEREAS, the maturity date of each of the Existing Notes is March 15, 2006, as set forth in an agreement between the Company and the holders of the Existing Notes dated as of January 31, 2006;

WHEREAS, the Investors and the Company now wish to amend the Existing Notes to extend their maturity date to April 30, 2006 and provide that the interest on the Existing Notes through February 28, 2006 shall be paid in shares of common stock at a 20% discount from the fair market value of such shares as of close of business on March 14, 2006;

WHEREAS, Company has authorized the sale of up to an additional $650,000.00 of Senior Secured Promissory Notes (the “Additional Notes”); and

WHEREAS, the Investors and the Company now wish to amend (i) the Existing Notes to provide that the Existing Notes shall be payable pari passu with the Additional Notes, and (ii) that certain Security Agreement dated as of March 16, 2005 by and between the Company and the Investors (the “Security Agreement”) to provide that the Additional Notes, when issued, will be entitled to share in the security interest in the Company’s assets provided by such agreement on a pari passu basis with the holders of the Existing Notes.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENT OF EXISTING NOTES.

1.1. Extension of Maturity Date. Each of the Existing Notes is hereby amended by striking the maturity date of March 15, 2006 and substituting therefor a new maturity date of April 30, 2006.

1.2 Additional Notes Pari Passu. Each of the outstanding Existing Notes is hereby amended to provide that each of the Additional Notes, when issued and sold, shall be payable pari passu with the outstanding Existing Notes.

1.3. Payment of Interest. In lieu of payment of accrued and unpaid interest on the Existing Notes through February 28, 2006, the Company shall issue to each Investor that number of shares of common stock of the Company as is equal to the value of the accrued and unpaid interest on the Existing Notes held by such Investor divided by 80% of the average of the high and low prices of the Company’s common stock as reported on the OTC Bulletin Board on March 14, 2006. The Investors agree that the issuance of such shares shall be in full payment of the accrued and unpaid interest on the Existing Notes through the date of this Agreement and no other amounts shall be due for any interest through such date.

1.4. Full Force and Effect. Except as amended hereby, the terms of the Notes, as previously amended, remain in full force and effect.

2. AMENDMENT OF SECURITY AGREEMENT.

2.1 Security Agreement. Section 20 of the Security Agreement is hereby deleted and replaced in its entirety with the following:

Section 20. Additional Secured Parties. The Debtor, Woodlaken, Jezebel, Pinetree (Barbados), Inc. (“Pinetree”) and Coady Family LLC (“Coady”) acknowledge that the Debtor may sell up to an additional $650,000 aggregate principal amount of promissory notes having substantially the same terms as the Notes (for a maximum aggregate principal amount of $1,600,000) and such parties, and all persons who become Secured Parties after the date hereof, agree that upon the sale of a promissory note and the execution of a joinder agreement in the form of Schedule B hereto by the purchaser thereof, (i) such purchaser shall be deemed a “Secured Party” hereunder and (ii) Schedule A hereto shall be amended to include all relevant information pertaining to such purchaser and the Note purchased by him, her or it. Schedule A as so amended shall be initialed or signed by the President of the Debtor.

3. MISCELLANEOUS.

3.1. Law Applicable. This Agreement shall be governed by and construed pursuant to the laws of the State of New York, without giving effect to conflicts of laws principles.

3.2. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this Agreement to account for all such counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement as of the day and year first above written.

COMPANY:

SOLOMON TECHNOLOGIES, INC.

By: /s/ Peter W. DeVecchis, Jr.
Name: Peter W. DeVecchis, Jr.
            Title: President

WOODLAKEN LLC

By: /s/ Gary M. Laskowski
Name: Gary M. Laskowski
Title: Manager

JEZEBEL MANAGEMENT CORPORATION

By: /s/ Michael A. D’Amelio
Name: Michael A. D’Amelio
Title: President

PINETREE (BARBADOS) INC.

By: /s/ J. Gordon Murphy
Name: J. Gordon Murphy
Title: President

COADY FAMILY LLC

By: /s/ Patrick D. Coady
Name: Patrick D. Coady
Title: Manager

SCHEDULE 1

Senior Notes

Name of Investor	Date Issued	Principal Amount
Woodlaken LLC	March 7, 2005	$ 40,000.00
Jezebel Management Corporation	March 16, 2005	$ 100,000.00
Pinetree (Barbados) Inc.	April 1, 2005	$ 50,000.00
Woodlaken LLC	April 1, 2005	$ 10,000.00
Jezebel Management Corporation	April 18, 2005	$ 75,000.00
Coady Family LLC	May 25, 2005	$ 100,000.00
Jezebel Management Corporation	July 8, 2005	$ 75,000.00
Jezebel Management Corporation	August 16, 2005	$ 150,000.00
Jezebel Management Corporation	September 15, 2005	$ 150,000.00
Jezebel Management Corporation	November 18, 2005	$ 100,000.00
Pinetree (Barbados) Inc.	November 18, 2005	$ 100,000.00